UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On March 18, 2024, the Board of Directors (the “Board”) of DallasNews Corporation (the “Company”) appointed Cathy Collins as the Company’s Chief Financial Officer, in accordance with the Company’s succession plan. In this role, Ms. Collins will serve as the Company’s principal financial officer. Ms. Collins succeeds Mary Kathryn Murray, who has served as the Company’s Chief Financial Officer since April 2015. Ms. Murray will continue to serve as President of the Company and Ms. Collins will continue to report to Ms. Murray.

Ms. Collins, 55, has served as the Company’s Vice President, Finance since August 2021, its Senior Director, Finance from June 2019 to August 2021 and its Director, Financial Planning and Analysis from April 2018 to June 2019. Ms. Collins is a certified public accountant with over 25 years of experience in finance and accounting, including over 15 years of experience in the news media industry. Ms. Collins earned her Bachelor of Science degree from the University of North Texas.

There are no arrangements or understandings between Ms. Collins and any other person pursuant to which Ms. Collins was named Chief Financial Officer of the Company. Ms. Collins does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Ms. Collins does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, the Compensation and Management Development Committee of the Board increased Ms. Collins’ annual base salary to $285,000, effective as of March 18, 2024. Ms. Collins’ target bonus for the 2024 performance period is $30,000, payable pursuant to the DallasNews Corporation Discretionary Cash Bonus Policy based on achievement of Company financial performance goals and individual objectives established by the Compensation and Management Development Committee. The Compensation and Management Development Committee also granted to Ms. Collins a long-term cash incentive award in the amount of $30,000, which will vest 50% on December 31, 2024 and 50% on December 31, 2025, provided that Ms. Collins is employed by the Company on the applicable vesting date.

Appointment of Principal Accounting Officer

On March 18, 2024, the Board appointed Gary Cobleigh as the Company’s principal accounting officer, succeeding Ms. Murray. Mr. Cobleigh, 55, has served as the Company’s Vice President & Controller of Corporate Accounting since August 2021 and its Director of Accounting from September 2015 to August 2021. Mr. Cobleigh has over 30 years of experience in finance and accounting, including over 20 years of experience in the news media industry. Mr. Cobleigh earned his Bachelor of Science and his Master of Business Administration degrees from the University of North Texas.

There are no arrangements or understandings between Mr. Cobleigh and any other person pursuant to which Mr. Cobleigh was named principal accounting officer of the Company. Mr. Cobleigh does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Cobleigh does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Cobleigh’s annual base salary was set at $275,636, effective as of March 18, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by DallasNews Corporation on March 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2024	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President